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                                                                   EXHIBIT 10.15

                                     Amended and Restated as of January 27, 2004
        Corporate Governance and Nominating Committee Approval: January 27, 2004
                                                Board Approval: January 27, 2004

                   AMENDED AND RESTATED COMERICA INCORPORATED
              COMMON STOCK NON-EMPLOYEE DIRECTOR FEE DEFERRAL PLAN

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                   AMENDED AND RESTATED COMERICA INCORPORATED
              COMMON STOCK NON-EMPLOYEE DIRECTOR FEE DEFERRAL PLAN

                                TABLE OF CONTENTS

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
SECTION I - PURPOSE.......................................................       1

SECTION II - DEFINITIONS..................................................       1

SECTION III - ELIGIBILITY.................................................       3

SECTION IV - PROCEDURES RELATING TO DEFERRALS.............................       3

SECTION V - CREDITING AND ADJUSTING ACCOUNTS..............................       4

SECTION VI - DISTRIBUTION OF DEFERRED FEES................................       5

SECTION VII - DESIGNATION OF BENEFICIARY..................................       6

SECTION VIII - MISCELLANEOUS PROVISIONS...................................       7
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                   AMENDED AND RESTATED COMERICA INCORPORATED
              COMMON STOCK NON-EMPLOYEE DIRECTOR FEE DEFERRAL PLAN

SECTION I - PURPOSE

         The purpose of the Amended and Restated Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan (the "Common Stock Plan") is to allow eligible directors to defer their Director Fees, under the conditions provided herein, into a Corporation Stock Unit Account. Eligible directors of the Corporation, any Subsidiary, or any Advisory Board may defer all or any portion of their Director Fees into a Corporation Stock Unit Account as requested by such director.

         The Common Stock Plan was originally established as the "Comerica Incorporated Plan for Deferring the Payment of Director's Fees." In 1997, such plan was amended and restated as the "Comerica Incorporated Director Fee Deferral Plan." Then on May 21, 1999, the plan was divided into two plans, one of which became the "Comerica Incorporated 1999 Common Stock Director Fee Deferral Plan," and which was subsequently amended and restated on November 26, 2002 as the "Comerica Incorporated Common Stock Director Fee Deferral Plan," the plan continued herein.(1)

SECTION II -- DEFINITIONS

         The following words and phrases, wherever capitalized, shall have the following meanings respectively:

           A. "Advisory Board" means a special board of directors appointed to advise a Subsidiary or unit of the Corporation.

           B. "Beneficiary(ies)" means such individual(s) or entity(ies) designated on the most recent valid Beneficiary Designation Form that the Participant has properly submitted to the Corporation, or in accordance with
Section VII of this Common Stock Plan, if there is no valid Beneficiary designation.

           C. "Beneficiary Designation Form" is the form used to designate the Participant's Beneficiary(ies), as modified by the Plan Administrator or the Committee from time to time.

           D. "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

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(1) The second plan which resulted from the division was named the "Comerica
Incorporated 1999 Discretionary Director Fee Deferral Plan," which was amended and restated on November 26, 2002 as the "Comerica Incorporated Director Fee Deferral Plan" and was further amended and restated on January 27, 2004 as the "Amended and Restated Comerica Incorporated Non-Employee Director Fee Deferral Plan."

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         E. "Committee" means the Corporate Governance and Nominating Committee of the Board of Directors of the Corporation, or any successor committee duly authorized by the Board of Directors of the Corporation.

         F. "Common Stock" means the common stock of the Corporation, par value $5.00 per share.

         G. "Common Stock Plan" means the Amended and Restated Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan, the provisions of which are set forth herein, as it may be further amended and restated from time to time.

         H. "Corporation" means Comerica Incorporated, a Delaware corporation, and its successors and assigns.

         I. "Corporation Stock Unit Account" means an account established under
Section V of this Common Stock Plan, solely for bookkeeping purposes, in the name of each Participant to record those Director Fees that are deferred under this Common Stock Plan on the Participant's behalf and the earnings and dividends thereon.

         J. "Deferral Election Form" is the form used to defer the payment of unearned Director Fees timely submitted by a Participant, as modified by the Plan Administrator or the Committee from time to time.

         K. "Director Fees" means a director's annual retainer, if any, fees earned by the director for performing director duties, including fees for attending board meetings, fees for attending meetings of any committee of the board of the Corporation or its Subsidiaries or Advisory Boards, if any, and fees for serving as chair of any committee of the board of the Corporation or its Subsidiaries or an Advisory Board, if any.

         L. "Participant" means an eligible director meeting the requirements of
Section III below for whom a Corporation Stock Unit Account is maintained under the Common Stock Plan.

         M. "Plan Administrator" means one or more individuals appointed by the Committee to handle the day-to-day administration of the Common Stock Plan.

         N. "Stock Unit" means a unit equivalent to a share of Common Stock that is maintained for the benefit of a Participant in the Corporation Stock Unit Account of such Participant.

         O. "Subsidiary" means any corporation, partnership or other entity, a majority of whose stock or interests is or are owned by the Corporation.

         P. "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (within the meaning of Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar

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extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

SECTION III - ELIGIBILITY

         Each director of the Corporation, each director of any Subsidiary, and each director of any Advisory Board shall be eligible to participate in the Common Stock Plan, provided any such director is not an employee of the Corporation or any Subsidiary of the Corporation.

SECTION IV - PROCEDURES RELATING TO DEFERRALS

         A. Deferral of Director Fees. Eligible directors of the Corporation, of any Subsidiary, and of any Advisory Board may defer any portion (0% - 100%) of their Director Fees under this Common Stock Plan.

            1. Deferral Period. Director Fees may be deferred pursuant to this
               Section IV(A) for the period specified by the Participant in a Deferral Election Form; provided, however, that in no event shall the period of deferral exceed ten (10) years from the date of distribution of the first installment. The minimum period of deferral for Director Fees deferred pursuant to this Section IV(A) shall be the lesser of the number of years remaining before regular retirement, as defined in Section IV(B), or five years from the date of service for which the Director Fees became payable, notwithstanding the deferral election under this Common Stock Plan.

            2. Deferred Director Fees. Once Director Fees are deferred under this Common Stock Plan, a Participant may not receive distributions of such deferred amounts, except in accordance with
               Section VI of this Common Stock Plan.

            B. Regular Retirement. An eligible director of the Corporation shall retire from the board of the Corporation as provided in the Corporation's Corporate Governance Guidelines, as amended from time to time. An eligible director of any Subsidiary or of any Advisory Board shall retire from the board on which he or she serves as determined from time to time by the Corporation. Nothing contained in this Common Stock Plan shall entitle a Participant to serve beyond the term for which he or she was elected or appointed to the board(s) on which he or she serves.

            C. Deferral Procedures. Any eligible director wishing to defer Director Fees must submit a Deferral Election Form to Retirement Services, Deferred Compensation Group, MC 3431, P.O. Box 75000, Detroit, Michigan 48275-3431 or to such other unit or person as designated by the Committee from time to time, prior to the beginning of the calendar year during which the Director Fees are to be earned. However, any newly-appointed or newly-elected director may submit a Deferral Election Form, with respect to unearned Director Fees, within thirty (30) days of his or her appointment or election. A deferral election pursuant to this Common Stock Plan may cover all or a portion (0% - 100%) of the Director Fees which may be deferred.

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         In the event a Participant does not indicate an appropriate minimum deferral period in a Deferral Election Form, such Participant's applicable Director Fees shall be deferred for a period of five years from the date of service for which the Director Fees became payable, notwithstanding the deferral election under this Common Stock Plan. If a Participant does not indicate the method of deferral, such Director Fees shall be paid out in a single lump sum at the end of the deferral period.

         D. Modifications/Irrevocability. If a director has submitted a Deferral Election Form relating to Director Fees to be earned in the future, he or she may modify or cancel such election by submitting a new Deferral Election Form, so long as the modification or cancellation is made prior to the beginning of the calendar year in which such Director Fees will be earned. Any such Deferral Election Form will supersede any previous Deferral Election Form as it relates to Director Fees to be earned in future calendar years. No revocation or modification can be made with respect to Director Fees which have already been earned.

SECTION V - CREDITING AND ADJUSTING ACCOUNTS

         Director Fees, which have been deferred under the Common Stock Plan, shall be credited to a Corporation Stock Unit Account. The Corporation Stock Unit Account shall be adjusted as follows:

     A. A Participant's Corporation Stock Unit Account shall be deemed to be invested in Common Stock. In the event the Corporation, in its sole and absolute discretion, has established a rabbi trust for its own benefit to fund the Corporation's obligations under this Common Stock Plan, or otherwise purchases shares to be held in its own name, or for its own account (as general assets of the Corporation), that may be used for meeting its obligations to provide benefits under this Common Stock Plan, the purchase price for the Stock Units shall be the actual price of the corresponding shares of Common Stock that the Corporation purchases on the open market, provided such purchase(s) occurs on the date the Director Fees would have otherwise been paid to the director had they not been deferred.

         In the event that (1) the Corporation, in its sole and absolute discretion, has not established a rabbi trust and has not otherwise purchased shares to be held in its own name, or for its own account (as general assets of the Corporation), that may be used for meeting its obligations to provide benefits under this Common Stock Plan, or (2) the Corporation, in its sole and absolute discretion, has established such a rabbi trust or otherwise purchases such shares as described above, but the purchase does not occur on the date the Director Fees would have otherwise been paid to the director had they not been deferred, then the purchase price of Stock Units shall be based upon the closing price for the Common Stock on the New York Stock Exchange on the day that the Director Fees would have otherwise been paid to the director had they not been deferred. To the extent the Corporation, in its sole and absolute discretion, has established a rabbi trust for its own benefit to fund the Corporation's obligations under this Common Stock Plan or has otherwise purchased shares to be held in its own name, or for its own account (as general assets of the Corporation), that may be used for meeting its obligations to provide benefits under this Common Stock Plan, no

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director shall have any right to vote any shares of Common Stock held in the rabbi trust or otherwise owned by the Corporation in respect of its obligations hereunder.

      B. A Participant's Corporation Stock Unit Account shall be charged each business day with any distributions made on such day. Such account shall also be credited with earnings, gains and losses each business day, using the closing price for Common Stock on the New York Stock Exchange as of the most recent prior trading day. Dividends shall be deemed to be reinvested in Common Stock and shall be credited at the time actual dividends are paid, with the number of Stock Units attributable to a dividend being calculated by dividing the dollar amount of the dividend by the closing price of the Common Stock on the dividend payment date, provided that if the Corporation, in its sole and absolute discretion, has established a rabbi trust for its own benefit to fund the Corporation's obligations under this Common Stock Plan, or otherwise purchased shares to be held in its own name, or for its own account (as general assets of the Corporation), that may be used for meeting its obligations to provide benefits under this Common Stock Plan, then dividends shall be credited based on the purchase price(s) for the shares of Common Stock determined as in Section V(A) above. Finally, a Participant's Corporation Stock Unit Account shall be credited with the amount, if any, of Director Fees deferred and designated to be credited to such account during each quarter, or on a more frequent basis if deemed appropriate by the Committee.

SECTION VI - DISTRIBUTION OF DEFERRED FEES

      A. Time and Manner. Subject to the provisions of Section IV of this Common Stock Plan, distribution of the Participant's Corporation Stock Unit Account shall be made in Common Stock at such time and in such manner, i.e., a lump sum or installments, as the Participant has specified in the Deferral Election Form. Fractional shares of Common Stock shall be paid in cash.

      1. Lump Sum Distributions. A lump sum distribution under a lump sum distribution option shall be made to the Participant in shares of Common Stock in one lump sum. A lump sum will also be the method of payment used in the event that a Participant fails to indicate a payment method.

      2. Installment Distributions. Installment distributions under an installment distribution option shall be made to the Participant in shares of Common Stock in installments over a period of time, not to exceed ten (10) years from the date of distribution of the first installment, as specified by the Participant on the applicable Deferral Election Form. A Participant may choose an applicable installment period from the options designated by the Corporation on the Deferral Election Form. The number of shares of Common Stock distributable in each installment shall be determined by multiplying the number of Stock Units in the Corporation Stock Unit Account on the date the installment is scheduled to be distributed by a fraction, the numerator of which is one and the denominator of which is the number of unpaid installments remaining at such time.

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            a. Less than $10,000. If, at the time an installment distribution is scheduled to commence, the fair market value of the Participant's Corporation Stock Unit Account does not exceed $10,000, notwithstanding an election by the Participant that such account be distributed in installments, the Stock Units in such account shall be distributed in shares of Common Stock to the Participant in a lump sum. For purposes of this Section VI(A)(2)(a), the fair market value of a Corporation Stock Unit Account shall be based on the closing price of the Common Stock on the New York Stock Exchange on the trading day prior to the distribution of either the lump sum payment or installment payment.

         3. Death. Notwithstanding any other provision of the Common Stock Plan, upon the death of a Participant, the remaining balance of his or her Corporation Stock Unit Account shall be distributed in one lump sum to the Participant's Beneficiary(ies) as soon as practicable after the date the Corporation receives notice of the Participant's death.

      B. Hardship Distributions. In the event of an Unforeseeable Emergency involving a Participant which occurs prior to distribution of the entire balance of the Participant's Corporation Stock Unit Account, the Committee may, in its sole discretion, distribute to the Participant in a single distribution, the number of shares of Common Stock equal to the portion of such account as shall be necessary, in the judgment of the Committee, to alleviate the financial hardship occasioned by the Unforeseeable Emergency. Any Participant desiring a distribution under the Common Stock Plan on account of an Unforeseeable Emergency shall submit to the Committee a written request for such distribution which sets forth in reasonable detail the Unforeseeable Emergency which would cause the Participant severe financial hardship, and the amount which the Participant believes to be necessary to alleviate the financial hardship. In determining whether to grant any requested hardship distribution, the Committee shall apply the standards of Section 1.457-2(h)(4) of the Regulations under the Code (or any successor regulations dealing with the same subject matter), the provisions of which are incorporated herein by reference.

SECTION VII - DESIGNATION OF BENEFICIARY

      Upon becoming a Participant of the Common Stock Plan, each director shall submit to Retirement Services, Deferred Compensation Group, MC 3431, P.O. Box 75000, Detroit, Michigan 48275-3431 (or to such other unit or person as designated by the Committee from time to time) a Beneficiary Designation Form designating one or more Beneficiaries to whom distributions otherwise due the Participant shall be made in a lump sum payment in the event of the Participant's death before distribution of the Participant's Corporation Stock Unit Account has been completed. A Beneficiary Designation Form will be effective only if it is signed by the Participant and submitted before the Participant's death. Any subsequent Beneficiary Designation Form properly submitted will supersede any previous Beneficiary Designation Form so submitted. If a Participant designates a spouse as a Beneficiary, such designation shall automatically

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terminate and be of no effect following the divorce of the Participant and such individual, unless ratified in writing post-divorce.

      If the primary Beneficiary shall predecease the Participant or the primary Beneficiary and the Participant die in a common disaster under such circumstances that it is impossible to determine who survived the other, the undistributed Stock Units in the Participant's Corporation Stock Unit Account remaining at the time of the Participant's death shall be distributed in shares to the alternate Beneficiary(ies) who survive(s) the Participant. If there are no alternate Beneficiaries living or in existence at the date of the Participant's death, or if the Participant has not submitted a valid Beneficiary Designation Form to the Corporation, the remaining Stock Units in the Participant's Corporation Stock Unit Account shall be distributed in shares in a single distribution to the legal representative for the benefit of the Participant's estate.

SECTION VIII - MISCELLANEOUS PROVISIONS

      A. Participant Consent. By electing to defer compensation pursuant to the Common Stock Plan, Participants shall be deemed conclusively to have accepted and consented to all terms of the Common Stock Plan, as amended from time to time, and all actions or decisions made or to be made by the Corporation, the Board of Directors, the Committee or the Plan Administrator with regard to the Common Stock Plan. Such terms and consent shall also apply to, and be binding upon, the Beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

      B. Notice. Any election made, or notice given by a Participant pursuant to the Common Stock Plan shall be in writing to the Committee, or to such representative as may be designated by the Committee for such purpose. Notice shall be deemed to have been made or given on the date received by the Committee or its designated representative.

      C. Competency. If the Committee determines that any person to whom a payment is due hereunder is a minor, or is adjudicated incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to the legal guardian for the benefit of the minor or incompetent, without responsibility of the Corporation or the Committee to see to the application of such payment, unless prior to such payment claim is made therefore by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Corporation, the Board of Directors and the Committee.

      D. Nonalienation of Benefits. Neither the Participant nor any Beneficiary designated by him or her shall have any right to alienate, assign, or encumber any benefits that are or may be distributed hereunder, nor may any such amounts be subject to attachment, garnishment, levy, execution or other legal or equitable process for the debts, contracts, liabilities, engagements or acts of any Participant or Beneficiary.

      E. Administration of Common Stock Plan. Full power and authority to construe, interpret, and administer the Common Stock Plan shall be vested in the

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Committee. To the extent permitted by law, the Committee may delegate any authority it possesses to the Plan Administrator. To the extent the Committee has delegated authority concerning a matter to the Plan Administrator, any reference in the Common Stock Plan to the "Committee" insofar as it pertains to such matter, shall refer likewise to the Plan Administrator. Decisions of the Committee shall be final, conclusive, and binding upon all parties.

      F. Fees and Expenses of Administration. If the Committee so determines, reasonable trustee's fees (if applicable) and reasonable out-of-pocket expenses of administering the Common Stock Plan may be ratably deducted (using average balances) on an annual basis from Corporation Stock Unit Accounts.

      G. Amendment or Termination. The Board of Directors of the Corporation may amend or terminate this Common Stock Plan at any time. The Committee also maintains the right to make amendments to the Common Stock Plan to the extent that such amendments pertain to the administration of the Common Stock Plan. Any amendment or termination of this Common Stock Plan shall not adversely affect the rights of Participants or Beneficiaries to distribution in shares, of the value of the Corporation Stock Unit Account at the time of such amendment or termination, without such Participant's or Beneficiary's consent.

      H. Effective Date. The terms of this Common Stock Plan shall apply to all Director Fees deferred under this Common Stock Plan or one of its predecessors on and after January 1, 1997, except to the extent that retroactive application would adversely affect the rights of a Participant or Beneficiary to the amounts in the applicable Corporation Stock Unit Account at the time of the adoption of this amendment and restatement of the Common Stock Plan.

      I. Statements to Participants. Statements will be provided to Participants under the Common Stock Plan on at least an annual basis.

      J. Nonforfeitability of Participant Accounts. Each Participant shall be fully vested in his or her Corporation Stock Unit Account, and the right to receive the amounts in the Corporation Stock Unit Account shall be nonforfeitable.

      K. Successors Bound. The contractual agreement between the Corporation and each Participant resulting from the execution of a Deferral Election Form shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and to the Participant and to the Participant's beneficiaries, heirs, executors, administrators and other legal representatives.

      L. Governing Law and Rules of Construction. This Common Stock Plan shall be governed in all respects, whether as to construction, validity or otherwise, by the laws of the State of Delaware unless preempted by federal law. Each provision of this Common Stock Plan shall be treated as severable, to the end that, if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, this Common Stock Plan shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained herein. It is the intention of the Corporation that the Common Stock Plan established hereunder be "unfunded" for

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income tax purposes, whether or not the Corporation establishes a rabbi trust, and the provisions hereof shall be construed in a manner to carry out that intention.

      M. Ownership of Deferred Director Fees and Continued Director Status. Title to and beneficial ownership of any assets, of whatever nature, which may be allocated by the Corporation to any Corporation Stock Unit Account in the name of any Participant, shall at all times remain with the Corporation and its Subsidiaries, and no Participant or Beneficiary shall have any property interest whatsoever in any specific assets of the Corporation or its Subsidiaries by reason of the establishment of the Common Stock Plan. The rights of each Participant and Beneficiary hereunder shall be limited to enforcing the unfunded, unsecured promise of the Corporation and its Subsidiaries to pay benefits under the Common Stock Plan, and the status of any Participant or Beneficiary shall be that of an unsecured general creditor of the Corporation and its Subsidiaries. Neither the establishment of the Common Stock Plan nor the distribution of any benefits hereunder or any action of the Corporation, its Board of Directors, or any committee thereto, shall be held or construed to confer upon any person the legal right to remain a director of the Corporation or any Subsidiary or any Advisory Board.

      N. Changes in Capitalization. The shares of Common Stock in the Corporation Stock Unit Accounts shall be subject to adjustment or substitution, as determined in the sole discretion of the Board of Directors of the Corporation, in the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Corporation.

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